EX-99.906
                  CERTIFICATIONS PURSUANT TO SECTION 906 OF
                         THE SARBANES-OXLEY ACT OF 2002

I, Thomas H. Forester, Principal Executive Officer of The Forester Funds, Inc., certify to the best of my knowledge that:

      1. The N-CSR of the registrant for the period ended September 30, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.


/s/ Thomas H. Forester
----------------------
Thomas H. Forester
Principal Executive Officer

Date: November 29, 2004
      -----------------


I, Thomas H. Forester, Principal Financial Officer of The Forester Funds, Inc., certify to the best of my knowledge that:

      1. The N-CSR of the registrant for the period ended September 30, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.


/s/ Thomas H. Forester
----------------------
Thomas H. Forester
Principal Financial Officer

Date: November 29, 2004
      -----------------


A signed original of this written statement required by Section 906 has been provided to The Forester Funds, Inc. and will be retained by The Forester Funds, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.